UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 14, 2016

INEEDMD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55173	45-4487461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 First Avenue, Third Floor, New York, NY 10016

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 256-9669

Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Thomas Nicolette

Effective April 14, 2016, Thomas Nicolette resigned as the President of iNeedMD Holdings, Inc. (the “Company”).  Mr. Nicolette remains the Company’s Chief Executive Officer and a member of the Company’s board of directors (the “Board”). In addition, Mr. Nicolette informed the Company that he resigns as the Company’s Chief Executive Officer and as a member of the Board, effective on the first day after filing of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015.

Appointment of Jonathan Loutzenhiser

Effective April 14, 2016, the Board appointed Jonathan Loutzenhiser as the Company’s President and as a member of the Board.  Mr. Loutzenhiser’s appointments were pursuant to the Share Exchange Agreement, by and among the Company, Mediplex Alliances Inc. (“Mediplex”), Mr. Loutzenhiser and Darryl Cleveland, dated March 16, 2016 (the “Exchange Agreement”).

Mr. Loutzenhiser, age 29, has been the President of Mediplex since its incorporation in February 2016 and prior served as the CEO and President of Mediplex Alliances, LLC, where he worked with a U.S. distribution network of accountable care and management services organizations, fifteen distributor groups and over 10,000 independent healthcare professionals. Mr. Loutzenhiser has been doing marketing and player recruitment for Comsport USA, a professional athlete management company. Between 2011 and 2012, Mr. Loutzenhiser played professional basketball with Athletes in Action. Mr. Loutzenhiser received his Bachelor of Arts in Business from Grace University in 2011.

Appointment of Dr. Joseph Asuncion

Effective April 14, 2016, the Board appointed Dr. Joseph Asuncion as a member of the Board.  Dr. Asunction’s appointment was pursuant to the Exchange Agreement, whereby Mediplex had the right to appoint one member to the Board.

Dr. Asuncion, age 53, has been the Medical Director and a Staff Physician at Robinwood Family Practice as well as a Staff Physician at Meritus Medical Center, both located in Hagerstown, Maryland, since 2010. Between 1997 and 2010, Dr. Asunction, was the Medical Director and a Staff Physician at Parkview Medical Group as well as a Staff Physician at Frederick Memorial Hospital, both located in Frederick, Maryland. In addition, Dr. Asunction serves as a speaker and consultant to some of the largest global pharmaceutical companies. Dr. Asunction received his Bachelor of Science in Biology from the University of Maryland and his Doctor of Medicine from the Perpetual Help College of Medicine in Binan Laguna, Philippines. Dr. Asunction completed his medical residency at the Portsmouth Family Practice, in Portsmouth, Virginia.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INEEDMD HOLDINGS, INC.

Date: April 20, 2016	By: /s/ JONATHAN LOUTZENHISER
Jonathan Loutzenhiser
President